Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

HANGER ORTHOPEDIC GROUP, INC.,

as amended effective February 2, 2012

(Hereinafter called the “Corporation”)

ARTICLE I.   OFFICES

Section 1.                                            Principal Office.  The principal office of the Corporation shall be at:

10910 Domain Drive

Suite 300

Austin, TX  78758

or such other place as the Board of Directors may designate.

Section 2.                                            Other Offices.  In addition to its principal office, the Corporation may have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time establish or as the business of the Corporation may require.

ARTICLE II.   STOCKHOLDERS

Section 1.                                            Annual Meeting.  The annual meeting of the stockholders of the Corporation, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as may be specified by the Board of Directors.

Section 2.                                            Special Meetings.  A special meeting of the stockholders may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by the holders of not less than sixty percent of all the shares entitled to vote at such meeting.  A special meeting of the stockholders may not be called by any other person or persons.  The notice of a special meeting shall include the purpose for which the meeting is called.

Section 3.                                            Notice of Nominations and Stockholder Business.

(a)                                            Annual Meetings of Stockholders.

(i)  Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by stockholders at an annual meeting of stockholders may be made only (A) pursuant to the provisions of Section 5 hereof, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting, and who complies with the procedures set forth in this Section 3(a).

(ii)  For nominations or other business to be properly brought before an annual meeting of stockholders pursuant to Section 3(a)(i)(C) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nomination of persons for election the Board of Directors) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however,  that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days following such anniversary date, such notice must be received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of seventy (70) days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) of the giving of a stockholder’s notice as described in this Section 3(a)(ii).

(iii)  A stockholder’s notice to the Secretary of the Corporation shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors, all information relating to such person that that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named in the proxy statement as a nominee and to serving on the Board of Directors if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolution proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment), the reasons for conducting such business, and any material interest in such business of such stockholder and the Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is made, and (C) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such Stockholder Associated Person, (2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such Stockholder Associated Person, (3) a description of any agreement, arrangement, or understanding between or among such stockholder and any such Stockholder Associated Person, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business, (4) a description of any agreement, arrangement, or understanding (including, regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person or any such nominee with respect to the Corporation’s securities, (5) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (6) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends to (i) deliver a proxy statement and/or form a proxy of holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

If requested by the Corporation, the information required pursuant to Section 3(a)(iii)(C)(2), (3), and (4) hereof shall be supplemented by such stockholder and any such Stockholder Associated Person not less than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(iv)  For the purposes of this Section 2, the term “Stockholder Associated Person” as used in relation to any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by, or under common control with such Stockholder Associated Person.

(v)  Notwithstanding the foregoing, proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, will also constitute a means for a stockholder to propose business to be brought before an annual meeting of the stockholders.

(b)                                 Special Meetings of Stockholders.  If the election of persons to the Board of Directors is included as business to be brought before a special meeting of stockholders in the Corporation’s notice of meeting delivered pursuant to Section 5 hereof, nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3(b) and at the time of the annual meeting, who shall be entitled to vote at the meeting, and who complies with the procedures set forth in this Section 3(b).  For nominations to be properly brought before any special meetings pursuant to Section 3(b)(B) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (1) no earlier than one hundred twenty (120) days prior to the date of the special meeting and (2) no later than the later of ninety (90) days prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of the special meeting was first made by the Corporation.

A stockholder’s notice to the Secretary of the Corporation pursuant to this Section 3(b) shall comply with the requirements of Section 3(a)(iii).

(c)  General.

(i) At the request of the Board of Directors, any person nominated by the Board of Directors for election to the Board of Directors shall furnish to the Secretary of the Corporation the information required to be set forth in stockholder’s notice of nomination that pertains to the nominee.  No person shall be eligible to be nominated for election to the Board of Directors by a stockholder unless nominated in accordance with the procedures of this Section 3.  No business proposed by a stockholder shall be conducted at a meeting of stockholders except in accordance with Section 3.  The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws or that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be.  Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For the purposes of this Section 3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)  Without limiting the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3; provided, however, that any reference in these By-Laws to the Exchange Act or such rules and regulations promulgated thereunder are not intended to, and shall not, limit any requirement applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.

Section 4.                                            Place of Meetings.  Each annual meeting of the stockholders shall be held at the principal office of the Corporation, or at such other place, within or without the State of Delaware, as the Board of Directors may designate in calling such meeting.  The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication.

Section 5.                                            Notice of Meetings.  Written notice of each annual and each special meeting of the stockholders shall be given by or at the direction of the officer or other persons calling the meeting.  Such notice shall state the purpose or purposes for which the meeting is called, the time when and the place, if any, where it is to be held, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and such other information as may be required by law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the notice of any meeting of stockholders shall be sent or otherwise given not less than ten (10) days, except if the purpose of the meeting is to act on an amendment of the Certificate of Incorporation or on a reduction of stated capital or on a plan of merger or consolidation, in which event such notice shall be sent or otherwise given not less than fifteen (15) days, nor more than sixty (60) days, before such meeting to each stockholder of record entitled to vote at such meeting.  Notice of any meeting of stockholders shall be deemed given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records, or (ii) if electronically transmitted, if given by a form of electronic transmission consented to by the stockholder to whom such notice is given.  Notwithstanding the foregoing, a waiver of any notice herein or bylaw required, if in writing and signed by the person entitled to such notice, whether before or after the time of the event for which notice was required to be sent or given, shall be the equivalent of the giving of such notice.  A stockholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Notice of any adjourned or recessed meeting need not be given.

Section 6.                                            Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at any meeting of the stockholders of the Corporation, the presence in person or by proxy of the holders of a majority in voting power of the total number of issued and outstanding shares of Common Stock of the Corporation entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business.  In the absence of a quorum, then either (i) the chairperson of the meeting or (ii) stockholders representing a majority in voting power of the stockholders present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.  A quorum, once established at a meeting, shall not be broken by the withdrawal of a sufficient number of votes to leave less than a quorum remaining at a meeting.

Section 7.                                            Organization of Meetings.  At every meeting of the stockholders, the Chairman of the Board, or failing him the Chief Executive Officer, or failing him the President, or, in the absence of the Chairman of the Board, the Chief Executive Officer and the President, a person chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote, shall act as chairperson of the meeting.

The Secretary, or an Assistant Secretary, or, in the discretion of the Chairman of the Board, any person designated by him, shall act as secretary of the meeting.

Section 8.                                            Inspectors.  The Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspector or inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairperson of the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 9.                                            Business or Order of Business.  At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in a waiver of notice thereof, except as expressly provided otherwise by law or by these By-Laws. The order of business at all meetings of stockholders shall be as determined by the chairperson of the meeting.

Section 10.                                      Voting.  Except as otherwise provided by law or by the Certificate of Incorporation, holders of Common Stock of the Corporation shall be entitled to vote upon matters to be voted upon by the stockholders.  At each meeting of stockholders held for any purpose, each stockholder of record of stock entitled to vote thereat shall be entitled to vote the shares of such stock standing in his name on the books of the Corporation on the date determined in accordance with these By-Laws, with each such share entitling him to one vote.

If a quorum is present at any meting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders on any matter other than the election of directors, unless the vote of a greater number is required by law or the Certificate of Incorporation.  When a quorum is present at any meeting, any election by stockholders of persons to the Board of Directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Section 11.                                      Voting List.  The Secretary of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the Corporation’s principal place of business.

If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each such stockholder.

Section 12.                                      Record Dates.  The Board of Directors may fix in advance a date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, or the date for payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or given such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date of making such determination.

If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of the DGCL and this Section at the adjourned meeting.

Section 13.                                      Adjournment.  Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place at which a meeting of stockholders may be held under these By-Laws, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 14.                                      Action by Stockholders Without a Meeting.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or these By-Laws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if stockholders owning stock having not less than the minimum number of votes which, by law, the Certificate of Incorporation or these By-Laws, is required to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

Section 15.                                      Ownership of Stock.  Shares of capital stock of the Corporation may be owned either in (i) certificated form in which ownership of the shares is represented by a physical certificate; or (ii) uncertificated form pursuant to procedures adopted by the Board of Directors in which shares are held in book entry form in a Direct Registration System (“DRS”) and no physical certificate is printed.  Every stockholder of the Corporation shall be entitled, upon request submitted to the Corporation or its transfer agent, to a certificate or certificates, certifying the number and class of shares of the stock of the Corporation owned by him.  The Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Secretary or an Assistant Secretary, or any two officers of the Corporation designated by the Board of Directors, shall sign such certificates.

Section 16.                                      Lost Certificates.  The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 17.                                      Transfer of Stock.  Transfer of shares of the Corporation shall be made either (i) if in certificated form, by a transfer of the stock certificate representing the shares; or (ii) if in uncertificated form, by electronic book-entry transfer pursuant to a DRS.  Uncertificated shares may be sold or transferred through the Corporation’s transfer agent in accordance with such transfer agent’s procedures.  A shareholder may request that any or all uncertificated shares owned by such shareholder be certificated in accordance with the transfer agent’s procedures.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto if requested by such person, cancel the old certificate and record the transaction upon its books.

Section 18.                                      Proxies.  At any meeting of the stockholders, each stockholder entitled to vote thereat may vote either in person (including by means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary or any Assistant Secretary of the Corporation.  No proxy shall be voted or acted upon after eleven months from its date, unless said proxy provides for a longer period.

ARTICLE III.   DIRECTORS

Section 1.                                            General Powers.  The business and affairs of the Corporation shall be managed by the Board of Directors, and all corporate powers shall be exercised by the Board of Directors, except as otherwise expressly required by these By-Laws, by the Certificate of Incorporation, or by law.  In the event of a vacancy on the Board of Directors, the remaining directors may exercise the power of the full Board of Directors.

Section 2.                                            Qualification, Number, Classification and Term of Office.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors shall be set by resolution of the Board of Directors from time to time but shall not be less than five nor more than eleven.  A Board of Directors shall be elected annually in the manner provided in these By-Laws, and each director shall hold office until the annual meeting next following his election and until his successor shall have been elected and qualified, or until his death, resignation or removal.  Each director shall have one vote at any directors’ meeting.

Section 3.                                            Election of Directors.  At each meeting of the stockholders for the election of directors, a quorum being present, as defined in Section 7 of Article II, the election shall proceed as provided in these By-Laws and under applicable Delaware law.  No election need be by written ballot.

If the election of directors shall not be held on the day designated for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 4.                                            Removal of Directors.  Any director may be removed at any time, either with or without cause, by the affirmative vote of a majority in voting power of the stockholders of record entitled to elect a successor, and present in person or by proxy at a special meeting of such stockholders for which express notice of the intention to transact such business was given and at which a quorum shall be present.

Section 5.                                            Chairman of the Board.  The Board of Directors, by majority vote, may from time to time appoint a Chairman of the Board who shall preside over its meetings.  The period and terms of the appointment shall be determined by the Board of Directors.  If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors.  Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors.

Section 6.                                            Place of Meeting, etc.  The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine, or (unless contrary to resolution of the Board of Directors), at such place as shall be specified in the respective notices or waivers of notice thereof.  Unless otherwise restricted by law or by the Certificate of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the board of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence at such meeting.  The Secretary of the Corporation, or an Assistant Secretary, or, in the discretion of the Chairman of the Board, any person appointed by him, shall act as secretary of all meetings of the Board of Directors.

Section 7.                                            Annual Meeting.  The Board of Directors may meet, without notice of such meeting, for the purpose of organization, the election of officers and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after each annual meeting of stockholders is held.  Such annual meeting of directors may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a waiver of notice thereof.

Section 8.                                            Regular Meetings.  Regular meetings of the Board of Directors may be held at such times and places as may be fixed from time to time by action of the Board of Directors.  Unless, required by resolution of the Board of Directors, notice of any such meeting need not be given.

Section 9.                                            Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by a Chairman of the Board of Directors, the Chief Executive Officer, the President, by any three or more directors, or by one member of the Board of Directors in the event that there is only a single director in office, or, at the direction of any of the foregoing, by the Secretary or any Assistant Secretary.  Notice of the date, place and time of each such special meeting shall be given to each director by the Secretary or any Assistant Secretary of the Corporation or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each member of the Board of Directors: (i) in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending written notice by reputable overnight courier, telecopy, facsimile, electronic transmission, or delivering written notice by hand to such director’s last known business, home, or electronic transmission address at least 48 hours in advance of the meeting, or (iii) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting.  Every such notice shall state the time and place of the meeting, but need not specify the purposes of the meeting.  Notice of any adjourned or recessed meeting of the directors need not be given.

Section 10.                                      Waivers of Notice of Meetings.  Anything in these By-Laws or in any resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any director if such notice shall be waived by him in writing (including by electronic transmission) before or after the meeting.

A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 11.                                      Quorum and Manner of Acting.  A majority of the total number of members of the whole Board of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors.  Except as may otherwise be expressly provided by these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.  The directors shall act only as a Board and the individual directors shall have no power as such.  In the event one or more members of the Board of Directors shall be disqualified to vote at any meeting, the required quorum shall be reduced by one for each such Director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum.

Section 12.                                      Resignations.  Any director of the Corporation may resign at any time, in writing or by electronic transmission, by notifying the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.                                      Vacancies.  Any vacancy in the Board of Directors, caused by death, resignation, removal, disqualification, or any other cause, including an increase in the number of directors, may be filled by the majority vote of the remaining directors then in office, though less than a quorum.  Any vacancy, including one created as an increase in the number of directors, may be filled at a meeting called for such purpose, by vote of the stockholders subject to the provisions of Section 3 of Article II.

Section 14.                                      Committees.  The Board of Directors may, by resolution adopted by a vote of a majority of the number of directors at the time fixed by these By-Laws, designate any number of directors deemed appropriate in the aforesaid resolution to be a committee of limited authority.

Regular meetings of any such committee, of which no notice shall be necessary, may be held at such times and in such places as shall be fixed by a majority of the committee.  Special meetings of any such committee may be called at the request of the chairman of the committee or any two (2) members of the committee, or by the Secretary or any Assistant Secretary.  Notice of each special meeting of such a committee shall be given by the persons calling the same as provided by these By-Laws for special meetings of the full Board of Directors.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the members of such committee or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

A majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

Members of any such committee shall act only as a committee and the individual members shall have no power as such unless such committee has only one such member.

The Board of Directors shall have the power, at any time, to change the members of, fill vacancies in, and discharge any such committee, either with or without cause.  The appointment of any director to any such committee, if not sooner terminated, shall automatically terminate upon the expiration of his term as a director or upon the earlier cessation of his membership on the Board of Directors.

Section 15.          Directors’ Action Without a Meeting.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed before such action by all the directors, or all the members of the committee, as the case may be.  Such consent shall have the same force and effect as an unanimous vote.

Section 16.          Compensation.  Members of the Board Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE IV.   OFFICERS

Section 1.            Officers.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary, and where elected, one or more Vice Presidents, and such other officers with such other titles as may be established in accordance with the provisions of Section 3 of this Article IV, including one ore more Assistant Treasurers and Assistant Secretaries.  Any two or more officers may be held by the same person.

Section 2.            Election, Term of Office and Qualifications.  The officers shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year.  Each officer shall hold office until his successor shall have been duly chosen and shall qualify, unless a different term is specified in the resolution appointing such officer, or until his death, resignation or removal in the manner hereinafter provided.

Section 3.            Subordinate Officers.  The Board of Directors may from time to time establish offices in addition to those designated in Section 1 of this Article IV with such duties as are provided in these By-Laws, or as they may from time to time determine.

Section 4.            Removal.  Any officer may be removed, either with or without cause, by resolution declaring such removal to be in the best interests of the Corporation and adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office, or by written consent.  Any such removal shall be without prejudice to the recovery of damages for breach of contract rights, if any, of the person removed.  Election or appointment of an officer or agent shall not of itself, however, create contract rights.

Section 5.            Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation.  Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.  However, no resignation hereunder, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

Section 6.            Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board of Directors.  The Board of Directors may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.  Each such successor shall hold office for the unexpired term of such officer’s predecessor and until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

Section 7.            Compensation.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or by the provisions of these By-Laws.  No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

Section 8.            Chief Executive Officer; President.  Unless the Board of Directors has designated another person as the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation.  The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office or that are delegated to such officer by the Board of Directors, or by any duly authorized committee of directors, or as are conferred upon him elsewhere in these By-Laws.  The President shall perform such other duties and shall have such other powers as the Board of Directors, or any duly authorized committee of directors, or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.  In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Chief Financial Officer shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all of the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 9.            Chief Financial Officer.  The Chief Financial Officer shall have general charge and supervision of the financial operations of the Corporation subject to the direction of the Board of Directors and the Chief Executive Officer, and shall perform all duties and have all powers that are commonly incident to the office of chief financial officer or that are delegated to such officer by the Board of Directors or the Chief Executive Officer from time to time, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

Section 10.          The Vice Presidents.  Each Vice President shall perform such duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors or by the Chief Executive Officer, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

Section 11.          Treasurer and Assistant Treasurers.  The Treasurer shall perform such duties and shall have such powers as the Board of Directors, or any duly authorized committee of directors, or the Chief Executive Officer may from time to time prescribe, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.  The Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, any duly authorized committee of directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.  In the event of the absence, inability, or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

Section 12.          Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors, or a duly authorized committee of directors, or the Chief Executive Officer may from time to time prescribe, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.  Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, any duly authorized committee of directors, the Chief Executive Officer, or the Secretary may from time to time prescribe.  In the event of the absence, inability, or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.  In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or the Board of Directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 13.          Delegation.  The Board of Directors may from time to time delegate the powers or duties of any officer to any officer or agent, notwithstanding any provision hereof.

ARTICLE V.   SHARES OF STOCK

Section 1.            Regulation.  Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates and including the appointment of transfer agents and registrars.

Section 2.            Stock Certificates.  Certificates, if any, for shares of the stock of the Corporation shall be respectively numbered serially for each class of shares, or series thereof.  The Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Secretary or an Assistant Secretary, or any two officers of the Corporation designated by the Board of Directors, shall sign such certificates.  Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby and the name of the holder.  Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

ARTICLE VI.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.            Actions, Suits and Proceedings Other than by or in the Right of the Corporation.  The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is, or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of, or in a similar capacity with, another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit, or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  Notwithstanding anything to the contrary in this Article VI, and except as set forth in Section 7 of this Article VI below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

Section 2.            Actions or Suits by or in the Right of the Corporation.  The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of, or in a similar capacity with, another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit, or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of State of Delaware or such other court shall deem proper.

Section 3.            Indemnification for Expenses of Successful Party.  Notwithstanding the other provisions of this Article VI, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit, investigation, or proceeding referred to in Section 1 and 2 of this Article VI, or in defense of any claim, issue, or matter therein, or on appeal from any such action, suit, investigation, or proceeding, an Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

Section 4.            Notification and Defense of Claim.  As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding, or investigation involving such Indemnitee for which indemnity will or could be sought.  With respect to any action, suit, proceeding, or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.  After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expense subsequently incurred by the Indemnitee in connection with such action, suit, proceeding, or investigation, other than as provided below in this Section 4.  An Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding, or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, suit, proceeding, or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding, or investigation, in each of which cases the fees and expenses of counsel for the Indemnitee, shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VI.

The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.  The Corporation shall not be required to indemnify the Indemnitee under this Article VI for any amounts paid in settlement of any action, suit, proceeding, or investigation effected without its written consent.  The Corporation shall not settle any action, suit, proceeding, or investigation in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  Neither the Corporation nor the Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

Section 5.            Advance of Expenses.  Subject to the provisions of Section 6 of this Article VI, in the event of any threatened or pending action, suit, proceeding, or investigation of which the Corporation received notice under this Article VI and with regard to which the Corporation does not assume the defense pursuant to Section 4 of this Article VI, any expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in defending a civil or criminal action, suit, proceeding, or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

Section 6.            Procedure for Indemnification.  In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article VI, an Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses.  Within thirty (30) days of receipt by the Corporation of such written request for indemnification, the Corporation shall advance to an Indemnitee all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf the Indemnitee in connection with the relevant action, suit, proceeding, or investigation, as set forth in such written request.  As soon as practicable (but in any event not later than sixty (60) days) after final disposition of the relevant action, suit, proceeding, or investigation, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case: (i) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, (D) by the stockholders; or (ii) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

For the purposes of this Section 6, the following terms shall be defined as follows:

“Change of Control” means any one of the follow circumstances occurring after the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware: (i) there shall have occurred an event required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Exchange Act, regardless of whether the Corporation is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of the Corporation’s Board of Directors by approval of at least two-thirds of the Continuing Directors, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of outstanding capital stock of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding capital stock (provided that, for the purpose of this Section 13(a)(ii), the term “person” shall exclude (x) the Corporation, (y) any trustee or other fiduciary holding stock of the Corporation under an employee benefit plan of the Corporation, and (z) any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation); (iii) there occurs a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting capital stock of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (iv) all or substantially all of the assets of the Corporation are sold or disposed of in a transaction or series of related transactions; (v) the approval of the stockholders of the Corporation of a complete liquidation of the Corporation; or (vi) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Board of Directors.

“Continuing Director” means (i) each member of the Board of Directors on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware or (ii) any new Director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware or whose election or nomination was approved.

“Disinterested Director” means a member of the Board of Directors who is not and was not a party to the action, suit, proceeding, or investigation in respect of which indemnification is sought by Indemnitee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Corporation or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee or other indemnitees under any indemnification agreement with the Corporation), or (ii) any other party to the action, suit, proceeding, or investigation giving rise to a claim for indemnification hereunder.

Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification.

Section 7.            Remedies.  The right to indemnification or advancement of expenses as granted by this Article VI shall be enforceable by the Indemnitee in any court of competent jurisdiction.  Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article VI shall be on the Corporation.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article VI that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.  Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or any part, in any such proceeding shall also be indemnified by the Corporation.

Section 8.            Subsequent Amendment.  No amendment, termination or repeal of this Article VI or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the final adoption of such amendment, termination, or repeal.

Section 9.            Other Rights.  The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, or vote of stockholders or Disinterested Directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors, and administrators of Indemnitee.  Nothing contained in this Article VI shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article VI.  In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VI.

Section 10.          Partial Indemnification.  If an Indemnitee is entitled under any provision of this Article VI to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines, or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any action, suit, proceeding, or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines, or amounts paid in settlement to which the Indemnitee is entitled.

Section 11.          Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (including any employee benefit plan) against any expense, liability, or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Section 12.          Merger or Consolidation.  If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VI with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the date of such merger or consolidation.

Section 13.          Savings Clause.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 14.          Definitions.  Terms used herein and defined in Section 145(h) and Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Section 15.          Subsequent Legislation.  If the DGCL is amended after adoption of this Article VI to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII.   MISCELLANEOUS

Section 1.            Seal.  The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors.

Section 2.            Fiscal Year.  The fiscal year of the Corporation shall be as set by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 3.            Loans.  Any officer or officers or agent or agents of the Corporation thereunto authorized by the Board of Directors or by any duly authorized committee of directors may effect loans or advances at any time for the Corporation, in the ordinary course of the Corporation’s business, from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized to do so may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.

Such authority conferred by the Board of Directors or any duly authorized committee of directors may be general or confined to specific instances.

Section 4.            Checks, Drafts, Withdrawal of Securities, Safe Deposit Boxes, etc.  All checks, drafts and other orders for payment of money out of the funds of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any duly authorized committee of directors.  The Corporation shall furnish to each depository, bank, custodian and entity providing safe deposit boxes, a certified copy of its resolution regarding the authorization of disbursements and the entry to safe deposit boxes or withdrawal of securities from safe keeping.

Section 5.            Deposits.  The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any duly authorized committee of directors may from time to time select, or as may be selected by an officer or officers, or agent or agents, of the Corporation to whom such power may from time to time be delegated by the Board of Directors or any duly authorized committee of directors.

Section 6.            Contracts, etc., How Executed.  In addition to the Chairman of the Board, the Chief Executive Officer and the President, those officers who are designated by resolution of the Board shall be authorized to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be delegated in writing, in specific instances to such other officers, employees or agents as such authorized officers may designate.

Section 7.            Voting of Stock or Other Securities Held.  Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board Directors, and/or the Chief Executive Officer, and/or the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments that they may deem necessary or proper in the premises; or the Chairman of the Board of Directors and/or the Chief Executive Officer and/or the President may themselves attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation.

Section 8.            Waivers of Notice.  Whenever any notice is required to be given by law or pursuant to the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to notice required to be given to such person.

Neither the business nor the purpose of any meeting need be specified in any such waiver.

Section 9.            Severability.  Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

Section 10.          Definitions.  All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

ARTICLE VIII.   AMENDMENTS

Section 1.            By the Directors.  Subject to the provisions of the Certificate of Incorporation and these By-Laws regarding provisions of the By-Laws adopted by the shareholders, the Board of Directors by a majority vote thereof shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation at any regular or special meeting of the Board of Directors or by written consent.  This power shall not be exercised by any committee of the Board of Directors.

Section 2.            By the Shareholders.  All By-Laws shall be subject to amendment, alteration or repeal by the vote of a majority of the total number of issued and outstanding shares of Common Stock of the Corporation entitled to vote at any annual or special meeting.  The stockholders, at any annual or special meeting, may provide that certain By-Laws by them adopted, approved or designated may not be amended, altered or repealed except by a certain specified percentage in interest of the stockholders or by a certain specified percentage in interest of a particular class of stockholders.